SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Sections 240.14a-11(c) or
         Section 240.14a-12

                           WESTELL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]     No fee required

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:


         2) Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         4) Proposed maximum aggregate value of transaction:


         5) Total fee paid:


[  ]     Fee paid previously with preliminary materials

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:


         2) Form, Schedule or Registration Statement No.:


         3) Filing Party:


         4) Date Filed:

                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 898-2500




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 1999





TO THE STOCKHOLDERS:


         The Annual Meeting of Stockholders of Westell Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois on Wednesday, September 15, 1999 at 10:00 a.m.
Central Daylight Time for the following purposes:

         1. To elect six directors;

         2. To approve the issuance of shares of Class A Common Stock issuable upon conversion of $20,000,000 aggregate principle amount of our 6% Secured Subordinated Convertible Debentures Due 2004 (the "Convertible Debentures") and upon exercise of Warrants to purchase 909,091 shares of Class A Common Stock at an exercise price of $8.9208 per share; and

         3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on July 30, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                By Order of the Board of Directors



                                Nicholas C. Hindman, Sr.
                                Acting Vice President,
                                Secretary, Treasurer and Chief Financial Officer



August 20, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                           WESTELL TECHNOLOGIES, INC.
                             750 North Commons Drive
                             Aurora, Illinois 60504
                                   -----------

                                 Proxy Statement

          Annual Meeting of Stockholders to be held September 15, 1999
                                   -----------


To the Stockholders of
  WESTELL TECHNOLOGIES, INC.:

         This Proxy Statement is being mailed to stockholders on or about August 20, 1999 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc., a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on September 15, 1999 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

         A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. With a quorum present at the meeting, the affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at this meeting is required for the election of directors. Neither the nonvoting of shares nor withholding authority will affect the election of Directors.

         With regard to Proposal No. 2 and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Annual Meeting. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

         The Annual Report to Stockholders for fiscal year ended March 31, 1999 ("fiscal 1999") accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

         As of July 9, 1999, the Company had outstanding 16,947,030 shares of Class A Common Stock and 19,527,569 shares of Class B Common Stock (collectively, the "Common Stock"), and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of July 9, 1999, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock,
(ii) directors, (iii) each Named Executive Officer (as defined below), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


Stockholders,                                                Number of              Number of         Percent of
Named Executive                                               Class A                Class B         Total Voting
Officers and Directors                                     Shares (1)(2)             Shares(2)          Power(3)
----------------------                                  ------------------         -----------       ------------

Robert C. Penny III.....................................             --             19,296,404  (4)      81.2%
Melvin J. Simon.........................................        245,164 (5)         19,557,404  (4)(6)   82.6%
Robert H. Gaynor........................................        272,475                     --            *
J. William Nelson.......................................        352,351                     --            *
Marc J. Zionts..........................................         86,500                     --            *
William J. Noll.........................................         58,000                     --            *
Marcus H. Hafner, Sr....................................         62,500                     --            *
Paul A. Dwyer...........................................         89,407                     --            *
John W. Seazholtz.......................................          7,513                     --            *
Ormand J. Wade..........................................         93,298 --                      *
All directors and executive
 officers as a group (____12 persons)...................                                                  %
-------------------
*  Less than 1%

(1) Includes options to purchase shares that are exercisable within 60 days of July 9, 1999 as follows: Mr. Simon: 17,534 shares; Mr. Gaynor:
         30,867 shares; Mr. Nelson: 76,000 shares; Mr. Zionts: 86,500 shares;
         Mr. Noll: 58,000 shares; Mr. Hafner: 62,500 shares; Mr., Dwyer: 89,407 shares; Mr. Seazholtz: 7,013 shares; Mr. Wade: 7,013 shares; and all directors and officers as a group: ___________ shares.
(2) Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.
(3) Percentage of beneficial ownership is based on 16,947,030 shares of Class A Common Stock and 19,527,569 shares of Class B Common Stock outstanding as of July 9, 1999.
(4)      Includes 19,296,404 shares of Class B Common Stock held by Messrs.
         Penny and Simon, as Trustees pursuant to a Voting Trust Agreement dated
         February 23, 1994, as amended (the "Voting Trust"), among Robert C.
         Penny III and Melvin J. Simon, as trustees (the "Trustees"), and certain members of the Penny family and the Simon family. The Trustees have joint voting and dispositive power over all shares in the Voting
         Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting Trust contains 5,891,635 shares held for the benefit of Mr. Penny and 546,817 shares held for the benefit of Mr. Simon. The address for Messrs. Penny and Simon is Melvin
         J. Simon & Associates, Ltd., 4343 Commerce Court, Suite 114, Lisle,
         Illinois 60532.
(5) Includes 233,164 shares held for the benefit of Melvin J. Simon's daughters for which Natalie Simon, Mr. Simon's wife, is custodian and has sole voting and dispositive power, and 10,000 shares held by Mr.
         Simon's daughters. Also includes 2,000 shares held in trust for the benefit of Makayla G. Penny, Mr. Penny's daughter, for which Mr. Simon is trustee and has sole voting and dispositive power; Mr. Simon disclaims beneficial ownership of these shares.
(6)      Includes 261,000 shares held in trust for the benefit of Makayla G.
         Penny, Mr. Penny's daughter, for which Mr. Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         At the Annual Meeting, six directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. In fiscal 1999, Stefan Abrams and Michael Brunner resigned from their positions as directors of the Company. In June 1999, the Bylaws of Westell Technologies, Inc. were amended to provide that not less than six nor more than ten directors shall constitute the board of directors.

         It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

NOMINEES

         The following table sets forth certain information with respect to the nominees, all of whom are current members of the present Board of Directors.

                                     DIRECTOR
NAME AND AGE                           SINCE   PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------               -----   -------------------------------------------------------------------------------

Robert H. Gaynor (75)                  1990    Robert H. Gaynor has served as Chairman of the Board since  December  1997. Mr.
                                               Gaynor has served as Vice  Chairman  of the Board of  Directors  of the Company
                                               from  December  1991 to December  1997,  and as a director of the Company since
                                               October  1990.  For four years,  Mr.  Gaynor served as Chairman of the Rockhill
                                               Workshop, an international  executive conference at the University of Missouri,
                                               Kansas City. From 1958 to 1986, Mr. Gaynor held a variety of executive  officer positions at AT&T.

Melvin J. Simon (54)                   1992    Melvin J. Simon has served as Assistant  Secretary and  Assistant  Treasurer of the  Company  since July 1995 and as a Director  of the  Company  since  August
                                               1992.  From  August  1992 to July  1995,  Mr.  Simon  served as  Secretary  and
                                               Treasurer of the Company. A Certified Public Accountant,  Mr. Simon founded and has  served as  President  of  Melvin J.  Simon &  Associates,  Ltd.,  a public accounting firm, since May 1980.

Paul A. Dwyer (65)                     1996    Paul A. Dwyer has served as a director of the Company  since  January  1996 and as a director of Westell,  Inc., a subsidiary  of the Company,  since  November
                                               1995.  Mr.  Dwyer has served as Vice  President  -- Finance of Henry  Crown and
                                               Company,   a  private   investment   firm,   since   February  1981,  and  Vice
                                               President-Administration  of  Longview  Management  Group,  LLC,  a  registered investment advisor,  since October, 1998

Ormand J. Wade (60)                    1994    Ormand J. Wade has served as a director of the  Company  since  December  1994.
                                               From  February  1987 to December  1992,  Mr.  Wade  served as Vice  Chairman of
                                               Ameritech  Corp. and from January 1982 to February 1987, as President and Chief
                                               Executive  Officer of Illinois  Bell  Telephone  Company.  Mr.  Wade  currently
                                               serves  as  a  director  of  ITW  Corporation,   a  manufacturer  of  precision
                                               engineered  products,  Andrew  Corporation,  a  manufacturer  of microwave  and peripheral  equipment,  and  Northwestern  Memorial  Hospital,  and serves as a member of the Visiting Board of the University of Maine.

John W. Seazholtz (62)                 1997    John W.  Seazholtz has served as director of the Company since  December  1997.
                                               Mr.  Seazholtz has served as President and Chief Executive  Officer of telesoft america,  inc., since May 1998. In April 1998, Mr.  Seazholtz  retired as Chief
                                               Technology  Officer  - Bell  Atlantic  where  he  served  since  June  1995 and previously served as Vice President  Technology and Information Services - Bell
                                               Atlantic  since June 1993.  Mr.  Seazholtz  currently  serves as a director  of
                                               Odetics,  Inc.,  a  supplier  of  digital  data  management  products  for  the security,  broadcast  and  computer  storage  markets,  and for ASC -  Advanced
                                               Switching Communications, an ATM network equipment developer.

Robert C. Penny III (46)               1998    Robert C. Penny III has served as  managing  partner of P F  Management  Co., a private investment company, since May 1980.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

         The Board of Directors held 18 meetings during fiscal 1999. All directors attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 1999.

         The Board of Directors has established six standing committees: the Audit Committee, the Compensation Committee, the Stock Incentive Committee, the Executive Committee, the Technology Committee and the Finance Committee.

         The Audit Committee (comprised of Messrs. Dwyer (Chair), Wade and Seazholtz,) met twice in fiscal 1999. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company. Mr. Dwyer replaced Mr. Brunner as Chair on Feburary 26, 1999.

         The Compensation Committee (comprised of Messrs. Wade (Chair), Dwyer and Simon) met twice in fiscal 1999. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses.

         The Stock Incentive Committee (comprised of Messrs. Wade (Chair), Gaynor and Dwyer) met five times in fiscal 1999. The functions of the Stock Incentive Committee consist of administering and determining awards to be granted under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan.

         The Executive Committee (comprised of Messrs. Gaynor (Chair), Wade and Simon) met three times in fiscal 1999. The Executive Committee has the authority to take all actions that the Board of Directors as a whole would be able to take, except as limited by applicable law.

         The Technology Committee, formed on October 2, 1998, (comprised of Messrs. Seazholtz (Chair) and Wade) met ___times in fiscal 1999. Messrs. J. Nelson and William Noll are advisory members of the Technology Committee, The Technology Committee________________________.

         The Finance Committee (comprised of Messrs. Dwyer (Chair), and Simon) met three times in fiscal 1999. The functions of the Finance Committee consist of making recommendations to the Board of Directors as to financial matters and as to such matters as shall be referred to it by the Board of Directors. The Finance Committee also periodically reviews the investment policies and performance of the Company.

         Directors who are not employees of the Company each receive $20,000 per year for services rendered as directors, except Mr. Gaynor who receives $100,000 per year as Chairman and Chief Executive Officer of the Company. In December 1997, outside directors were granted stock options that vest monthly over five years as follows for the following amount of shares: Mr. Gaynor: 50,000 shares; Mr. Simon: 50,000 shares; Mr. Abrams: 20,000 shares; Mr. Brunner: 20,000 shares; Mr. Dwyer: 20,000 shares; Mr. Wade: 20,000 shares and Mr. Seazholtz: 20,000 shares. In April 1998, for his services as Chief Executive Officer, Mr. Gaynor was granted an option to purchase 50,000 shares with vesting monthly over two years. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses and the granting of stock options, directors who are employees of the Company do not receive additional compensation for service as directors. In November 1995, Mr. Dwyer was granted an option to purchase 89,900 shares of Class A Common Stock at an exercise price of $6.50 per share. Mr. Dwyer's options vest at a rate of 1,872 shares per month commencing January 1, 1996. In addition, Mr. Simon also receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

                     PROPOSAL NO. 2: APPROVAL OF ISSUANCE OF
                  CLASS A COMMON STOCK ISSUABLE UPON CONVERSION
                   OF THE CONVERTIBLE DEBENTURES AND WARRANTS


         The stockholders are being asked to approve the issuance of shares of Class A Common Stock issuable upon conversion of $20,000,000 aggregate principal amount of the 6% Subordinated Secured Convertible Debentures due April 15, 2004 and upon exercise of warrants to purchase 909,091 shares of Class A Common Stock at an exercise price of $8.9208 per share ("Proposal Two"). The Convertible Debentures and the Warrants were sold on April 16, 1999 in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended (the "Private Placement"). Gross proceeds to the Company pursuant to the Private Placement were $20,000,000.

         Stockholder approval of this Proposal Two would remove certain limitations under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), which limit the number of shares of Class A Common Stock issuable upon conversion of the Convertible Debentures and the exercise of Warrants to an aggregate of 7,291,107 shares. The Company agreed in connection with the Private Placement to use its best efforts to seek stockholder approval of this Proposal Two. Assuming no limitations on the conversion of the Convertible Debentures and exercise of the Warrants, the Convertible Debentures are currently convertible into approximately _____________ shares of Class A Common Stock, and the Warrants are exercisable for 909,091 shares of Class A Common Stock, or _____________ shares of Class A Common Stock in the aggregate.

         The rights, preferences and privileges of the outstanding Convertible Debentures are summarized as follows:

RATE

         The Convertible Debentures accrue interest at the rate of 6% per year, but the interest rate of the Convertible Debentures shall increase to 8% per year if the conversion price for the Convertible Debentures at any time is equal to or less than $4.4604 per share. Interest payments are payable in cash and may be paid in Convertible Debentures or Class A Common Stock at the Company's option if (a) no Event of Failure (as described below) has occurred or is continuing, (b) the resale registration statement is effective and available for use by the holders of the Convertible Debenture, (c) the Class A Common Stock is listed on the Nasdaq National Market, and (d) a sufficient amount of shares of Class A Common Stock are available for conversion of the Convertible Debentures. The number of shares of Class A Common Stock issued as interest shall be determined by dividing the interest amount by the average of the Class A Common Stock closing price for each of the five business days prior to the interest payment date.

CONVERSION PRICE

         The Convertible Debentures are convertible into shares of Class A Common Stock at the election of the holder after September 16, 1999. The conversion price is the lower of:

                  (a) the variable conversion price, which is initially $6.372 per share, but will be adjusted on April 16, 2000 and April 16, 2001 to be the greater of (i) the weighted average sales price of the Class A Common Stock for the ten trading days immediately preceding the adjustment date and (ii) $4.4604; and

                  (b) the floating market price of our Class A Common Stock at time of conversion which is calculated by taking the lowest average of the Class A Common Stock closing bid price over any five consecutive trading days during the ten trading day period ending the day immediately prior to the conversion date.

The variable conversion price can not be less than $4.4604 or greater than $6.372 per share. If the ten day average closing sale price of the Class A Common Stock on April 16, 2000 is $9.5625 or greater, then the market conversion price may not be used after that date to determine the conversion price as long as certain events materially adverse to the Company have not occurred. The conversion price will also be adjusted to the benefit of the holders of the Convertible Debentures during the period in which the Company has restricted the use of the resale registration statement.

         If the Company is suspended from trading or is no longer listed on the Nasdaq National Market or the New York Stock Exchange, then (i) the conversion price shall be reduced by 10% and the market conversion price shall be available for use in calculating the conversion price, and (ii) as long as the suspension or delisting continues, the Company will make monthly payments to the holders equal to 1.25% times the outstanding principal amount of the Convertible Debentures plus accrued and unpaid interest.

REGISTRATION RIGHTS

         In connection with the sale and issuance of the Convertible Debentures and Warrants, the Company filed a resale registration statement on Form S-3 to permit the public sale of shares of Class A Common Stock issuable upon conversion of the Convertible Debentures and upon exercise of the Warrants. This resale registration statement must remain effective until the earlier of (i) the date that all Class A Common Stock issuable upon conversion of the Convertible Debentures or upon exercise of the Warrants has been sold pursuant to the resale registration statement or (ii) the date that all Class A Common Stock issuable upon conversion of the Convertible Debentures or upon exercise of the Warrants may be immediately sold to the public without registration and without regard to the amount to be sold by the holder of such securities.

REDEMPTION AT COMPANY'S OPTION

         If after April 16, 2000 the weighted average sales price of the Class A Common Stock is equal to or greater than 200% of the average variable conversion price over a specified time period, then the Company may redeem the Convertible Debentures at a price equal to 115% of the face amount of the Convertible Debentures plus accrued and unpaid interest. Upon receipt of a redemption notice from the Company, the holders of Convertible Debentures may convert all or any of their Convertible Debentures at the conversion price then in effect. The Company may not redeem the Convertible Debentures under certain circumstances, including during any "Event of Failure" described below or if such redemption would cause a holder of Convertible Debentures to own in excess of 4.9% of the Class A Common Stock, assuming that all Convertible Debentures were converted prior to the redemption by the holders.

         Upon satisfaction of certain conditions, the Company may elect to exchange Convertible Debentures for which conversion has been requested for debentures with the same face amount but which accrue interest at a rate of 12% per annum and mature one year from issuance. The amount that can be exchanged is equal the amount of Convertible Debentures held by the holder requesting conversion that represents such holder's pro rata amount that is convertible into the portion of Class A Common Stock issuable upon conversion of the Convertible Debentures that exceeds 20% of the outstanding voting power of the Company.

REDEMPTION AT HOLDER'S OPTION

         Upon the occurrence of certain "Events of Failure," (i) the Convertible Debentures are redeemable at the election of the holders of the Convertible Debentures; or (ii) the holder may demand the Company pay damages equal to 1% of the outstanding principal amount of the Convertible Debentures for each day of the Event of Failure (but not to exceed 135% of the outstanding amount).

         The redemption price shall equal $1,150 for each Convertible Debenture being redeemed, plus accrued and unpaid interest, if certain "Events of Failure" occur, including the following (i) the Company becomes bankrupt or suffers certain other bankruptcy events, (ii) an event of default occurs under the Company's existing loan agreements with LaSalle National Bank (the "Loan Agreement"), (iii) the Company breaches any agreement with respect to indebtedness of $500,000 or more, (iv) the Company's accountants deliver a "going concern" qualification or exception with respect to the Company's financial statements, (v) the Company suffers a $500,000 judgment that is not discharged within sixty days, or (vi) an event of default occurs under the debentures issued by the Company in exchange for the Convertible Debentures.

         For other "Events of Failure," the redemption price shall equal the greater of (i) $1,350 for each Convertible Debenture being redeemed plus accrued and unpaid interest, or (ii) the product of (A) the highest price at which the Class A Common Stock is traded from the date of the Event of Failure to the redemption divided by the lowest conversion price in effect during such period (assuming the market conversion price is in effect) and (B) the principal amount of the Convertible Debentures plus accrued and unpaid interest. Such other "Events of Failure" include: (i) the Company's failure to deliver in a timely manner Class A Common Stock upon submission by such investors of a notice of conversion, (ii) the Company fails to reserve the amount of Class A Common Stock required under the terms of the Convertible Debentures, (iii) the resale registration statement is not declared effective by the SEC or cannot otherwise be used by the holders of the Convertible Debentures for certain time periods or is not amended as required under the terms of the Private Placement documents,
(iv) the Class A Common Stock is suspended from trading on the Nasdaq National Market for five days in any nine (9) month period; (v) the Company's failure to remove restrictive legends on its Common Stock when required pursuant to the Private Placement documents, (vi) the Company commits an uncured breach of a material provision of any Private Placement document, (vii) any representation or warranty of the Company made in any of the Private Placement documents is false or misleading in any material respect, (viii) the Company's announcement of its intention not to issue Class A Common Stock upon conversion of the Convertible Debentures or exercise of the warrants, (ix) the Company's material breach, as a result of performance under the Private Placement documents, of any agreement to which it is or becomes a party, and (x) the Company's failure to obtain stockholder approval to issue more than 20% of the voting power of the Company on conversion of the Convertible Debentures and upon exercise of the Warrants.

SUBORDINATED SECURITY INTEREST

         The Convertible Debentures are subordinate in right of cash payments to certain permitted senior indebtedness of the Company. "Permitted Senior Indebtedness" includes: (i) the obligations of the Company pursuant to the Loan Agreement and certain extensions, amendments and replacements of the Loan Agreement, (ii) capitalized leases of the Company in existence as of the date hereof or for certain capital expenditures permitted under the Private Placement documents, (iii) existing purchase money financing and purchase money financing for certain capital expenditures and (iv) financing for certain acquisitions permitted under the Private Placement documents. The Convertible Debentures are secured by substantially all of the assets of the Company, except its shares of Conference Plus.

PROTECTIVE PROVISIONS

         The Company has agreed that it will not, without the consent of a majority of the holders of the Convertible Debentures, (i) alter or change the rights of any capital stock so as to adversely affect the Convertible Debentures, (ii) redeem or declare or pay any cash dividend on any common stock or other securities junior to the Convertible Debentures, or (iii) do any act not contemplated by the terms of the Convertible Debentures that would result in any taxation under Section 305 of the Internal Revenue Code of 1986, as amended.

         The conversion price shall also be adjusted to the benefit of the holders if certain events or transactions occur, including the following: (i) the announcement by the Company of certain types of sales of the Company, or an announcement of a merger or a tender offer for 50% or more of the Common Stock of the Company, (ii) the Company declares a dividend or makes a distribution of assets, Common Stock or other securities, (iii) the Company issues securities that are convertible into or exchangeable for Class A Common Stock at a conversion price based upon a discount from the market price of the Class A Common Stock or the variable conversion price then in effect, (v) a sale by any executive officer or director of more than 10% of their Class A Common Stock during the six month period commencing on the date that the resale registration statement is declared effective, (vi) the Company restricts the use of the resale registration statement, and (vii) certain other transactions that would have a dilutive effective on the Convertible Debentures or materially and adversely affect a investment in the Convertible Debentures.

CHANGE OF CONTROL

         If the Company merges into, sells substantially all of its assets to, or incurs a change of control with respect to, a company meeting certain market liquidity and similar tests, then the holders of the Convertibles Debentures shall receive the consideration they would have received in such transaction had they converted their Convertible Debentures the day before the public announcement of the merger. The Company is, however, permitted to acquire other companies without having to provide special consideration to the holders of the Convertible Debentures if the Company does not issue more than 20% of its Common Stock as merger consideration. If the Company merges into, sells substantially all of its assets to, or incurs a change of control with respect to, a company that does not meet certain market liquidity and similar tests, then the holders shall have the option, in lieu of the consideration set forth above, of receiving 125% of the principal amount of the Convertible Debentures in cash. The holders of the warrants are entitled to similar rights in the event of the Company's merger or consolidation with another company and would have the right to receive approximately 94% of the Black Scholes valuation of the Warrants.

WARRANTS

         The Warrants are exercisable until April 16, 2004. The exercise price for the Class A Common Stock underlying the Warrants is $_______________ per share (subject to adjustment). If the Company merges or consolidates with any other company, the Warrant holders are entitled to similar choices as to the consideration they will receive in such transaction as the holders of the Convertible Debentures or retain the Warrants which would then become exercisable for the new company's common stock. In addition, the number of shares issuable upon exercise of the Warrants is subject to anti-dilution adjustment if the Company sells Common Stock or securities convertible into or exercisable for Common Stock (excluding certain issuances such as Common Stock issued under employee, director or consultant benefit plans) at a price per share less than the market price.

STOCKHOLDER APPROVAL

         The issuance of the Company's Class A Common Stock upon conversion of the Convertible Debentures and upon exercise of the Warrants that is in excess of 7,291,107 shares is subject to stockholder approval pursuant to the rules of the NASD. Rule 4460(i)(1)(D) of the National Association of Securities Dealers (the "20% Rule") requires companies that are listed on the Nasdaq National Market to obtain stockholder approval prior to issuing common stock (or securities convertible into or exercisable for common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued exceeds 20% of either the common stock outstanding or voting power outstanding immediately prior to the issuance.

         Because the conversion rate of the Convertible Debentures will vary with the trading price of the Class A Common Stock, the number of shares of Class A Common Stock issuable upon conversion of Convertible Debentures and upon exercise of the Warrants may exceed 7,291,107 shares. Therefore, conversion of all of the Convertible Debentures and the exercise of all of the Warrants may be conditioned on the approval of this Proposal Two by the Company's stockholders. Assuming no limitations on the conversion of the Convertible Debentures and exercise of the Warrants, $_____ million Convertible Debentures are currently convertible into approximately __________ shares of Class A Common Stock, and the outstanding Warrants are exercisable for __________ shares of Class A Common Stock, or __________ shares of Class A Common Stock in the aggregate.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

         If stockholder approval for Proposal Two is not obtained, then the Company will be prohibited by the 20% Rule from issuing 20% or more of its Class A Common Stock in connection with the Private Placement. If the approval sought hereby is not granted by the stockholders, the Company will be obligated to redeem all Convertible Debentures at a price equal to a cash payment equal to the greater of (i) $1,350 plus accrued and unpaid interest; or (ii) a predetermined redemption formula based on the average of the closing bid prices for the Company's Class A Common Stock. See "Redemption at Holders Option."

         There can be no assurance that the Company will have available the cash resources to satisfy its redemption obligations or that it would be able to effectuate the redemption in compliance with applicable law. If the stockholder approval for Proposal Two is not obtained, then compliance with the redemption obligation would likely have a material adverse effect on the Company's financial condition and ability to implement its business strategy. In addition, any delay in payment will cause such redemption amount to accrue default interest at the rate of 15% per annum until paid.

         In addition, the Company agreed to use its best efforts to obtain stockholder approval of the conversion and exercise of those securities. Therefore, if Proposal Two is not approved, this agreement could require the Company to continue to seek stockholder approval of the conversion and exercise of those securities, which could be expensive for the Company. Messrs. Penny and Simon, the trustees of the Voting Trust and members of the Board, who collectively control over ____% of the voting power of the Company, have indicated that they will vote for Proposal Two.


REASONS FOR THE FINANCING AND USE OF PROCEEDS

         The Company entered into the Private Placement to raise capital for operating activities, and currently intends to use the proceeds of the financing for working capital, purchases of capital equipment and to pay the costs of the Private Placement.

FURTHER INFORMATION

         The terms of the Convertible Debentures and Warrants are complex and are only briefly summarized in this Proxy Statement. Stockholders wishing further information concerning the rights, preferences and terms of the Convertible Debentures and Warrants are referred to the full description thereof contained in the Company's Current Report on Form 8-K and exhibits thereto filed with the Securities and Exchange Commission on April 20, 1999, which may be viewed in the public reading rooms maintained by the Commission at Securities Exchange Commission, Public Reference Branch, Stop 1-2, 450 Fifth Street, NW, Washington, DC, 20549-1004, or viewed on the web site maintained by the SEC at http://www.sec.gov. The description of terms, preferences and rights of the Convertible Debentures and the Warrants contained herein is qualified in its entirety by reference to the complete description of these preferences, rights and terms set forth in the Company's Current Report on Form 8-K. [In addition, the description is qualified in its entirety by the more detailed information set forth in the forms of Securities Purchase Agreement that is included as Annex A, which is attached to this proxy statement. Stockholders are urged to review such information.]

         The affirmative vote of a majority of the total votes cast on the proposal in person or by proxy at the Annual Meeting is required to approve this Proposal Two. Messrs. Penny and Simon, the trustees of the Voting Trust and members of the Board, who collectively control over ____% of the voting power of the Company, have indicated that they will vote for Proposal Two.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors unanimously recommends that the stockholders vote "FOR" the issuance of the Convertible Debentures and Warrants, and the related issuance of Class A Common Stock upon the exercise or conversion of the Convertible Debenture and Warrants.

EXECUTIVE OFFICERS

         The following sets forth certain information with respect to the current executive officers of the Company. Please refer to the information contained above under the heading "Directors" for biographical information of executive officers who are also directors of the Company.


Name                                   Age   Position
-------------------------------------  ---   --------------------------------------------------------------------------------------

Robert H. Gaynor.....................  75   Chairman of the Board of Directors, and Chief Executive Officer
Marc J. Zionts ......................  37   Chief Executive Officer - Westell, Inc.
J. William Nelson....................  46   President and Chief Operating Officer-Westell, Inc.
Richard P. Riviere...................  44   Senior Vice President of Transaction Services and President and Chief Executive Officer
                                            - Conference Plus, Inc.
Melvin J. Simon......................  54   Assistant Secretary, Assistant Treasurer and Director
Nicholas C. Hindman, Sr..............  47   Acting Vice President, Secretary, Treasurer and Chief Financial Officer
William J. Noll......................  57   Senior Vice  President of Product Development and Chief Technology Officer - Westell,
                                            Inc.
Marcus H. Hafner, Sr. ...............  42   Executive Vice President Business Development and Corporate Strategy - Westell, Inc.


         Marc J. Zionts has served as Chief Executive Officer of Westell, Inc since December 1997. Mr. Zionts also served as Senior Vice President of DSL System Sales of Westell, Inc. from March 1997 to December 1997. Mr. Zionts joined the Company in April 1996 as Vice President and General Manager of DSL Sales and Marketing in the United States. Prior to joining the Company, Mr. Zionts was a founder and Executive Vice President of Communicate Direct, Inc., a systems integrator and developer of imaging technologies, from August 1987 to April 1996. Prior to August 1987, Mr. Zionts held a variety of marketing and sales positions with GTE.

         J. William Nelson has served as President - Westell, Inc. since March 1997 and assumed the role of Chief Operating Officer of Westell, Inc. in December 1997. Mr. Nelson served as President of U.S. Operations from April 1996 to March 1997 and as Executive Vice President and Chief Customer Satisfaction Officer of Westell, Inc. since July 1993. Mr. Nelson also has served as Senior Vice President and Chief Customer Satisfaction Officer of the Company from May 1991 to June 1993. Prior to joining the Company, Mr. Nelson held a variety of management positions, including Director of Large Account Sales and Director of Customer Service, at MCI Communications, Inc. from April 1986 to May 1991.

         Richard P. Riviere has served as Vice President of Transaction Services for the Company since July 1995 and as President and Chief Executive Officer of Conference Plus since October 1988.

         Nicholas C.Hindman, Sr., a Certified Public Accountant, has served as Acting Vice President, Treasurer, Secretary and Chief Financial Officer since April , 1999. Since October, 1997, Mr. Hindman has been a General Partner of MFI Holdings, LLC, a manufacturer of hearth industry products. From 1992 through September 1997, Mr. Hindman operated an auditing and consulting firm specializing in initial public offerings, private placement of securities and business turnarounds.

         William J. Noll has served as Senior Vice President of Research and Development and Chief Technology Officer of Westell, Inc. since May 1997. Prior to joining the Company, Mr. Noll was Vice President and General Manager of Residential Broadband at Northern Telecom from October 1995 to May 1997. Mr. Noll held other various Vice President and Assistant Vice President positions at Northern Telecom from June 1988 to October 1996, and was Vice President Network Systems at Bell Northern Research from November 1986 to June 1988.

         Marcus H. Hafner, Sr. has served as Executive Vice President for Business Development and Corporate Strategy of Westell, Inc. since December 1997. Mr. Hafner served as Senior Vice President of Business Development from April 1996 to December 1997 and as Business Development Vice President of the Company from May 1995 to March 1996. Prior to joining the Company, Mr. Hafner was President and Chief Operating Officer of On-Demand Technologies, Inc., a broadband equipment network systems provider, from April 1992 to April 1995.

EXECUTIVE COMPENSATION
         The following table sets forth information for the fiscal years ended March 31, 1997, 1998 and 1999, with respect to all compensation paid or earned for services rendered to the Company by the Company's Chief Executive Officers and the Company's four other most highly compensated executive officers who were serving as executive officers at March 31, 1999 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                ANNUAL COMPENSATION             COMPENSATION
                                                                 OTHER           SECURITIES
                                                                ANNUAL           UNDERLYING          ALL OTHER
                                FISCAL   SALARY     BONUS    COMPENSATION        OPTIONS(1)        COMPENSATION(2)
NAME AND PRINCIPAL POSITION      YEAR      ($)       ($)           ($)            (SHARES)               ($)
------------------------------- ------  --------  --------   -------------  --------------------  ----------------

Robert H. Gaynor                  1999   100,000                                  100,000                         -
     Chairman of the Board        1998    30,000          -        -               50,000                         -
     and Chief Executive          1997    30,000          -        -                 -                            -
     Officer

Marc J. Zionts                    1999   233,654    298,080                       290,000                     3,277
     Chief Executive Officer-     1998   154,808    144,000        -              250,000                     1,834
     Westell, Inc.                1997   114,583     46,500        -               40,000                        27

J. William Nelson                 1999   233,654    298,080                       250,000                     7,624
     President and Chief          1998   180,385    144,000        -              210,000                     3,503
     Operating                    1997   160,000     49,000   27,116 (3)           40,000                     2,284
     Officer-Westell, Inc.
William  J. Noll                  1999   228,893    177,225                       145,000                     4,001
     Senior Vice President of     1998   159,211     67,500                                                       -
     Research & Development       1997         -          -
     and  Chief Technology
     Officer
Marcus H. Hafner, Sr.             1999   216,191    149,040                       195,000                     2,492
     Executive Vice President     1998   140,419     72,000
     Business Development         1997         -          -
     And Corporate Strategy




---------------------------
(1)      Stock options granted during fiscal 1999 were non-qualified stock options of Class A Common Stock and were issued under the 1995 Stock
         Incentive Plan of the Company. Includes stock options originally granted in prior years and repriced in fiscal 1999. For additional information regarding option grants and repricings, see "Executive
         Compensation - "Option Grants in Last Fiscal Year" and "Ten-Year Option
         Repricing."
(2)      Includes matching contributions under the Company's 401(k) Profit
         Sharing Plan and life insurance premiums, for fiscal 1999 as follows:
         Mr. Zionts: $3,257 and $ 20, respectively; Mr. Nelson: $ 7,570 and $
         54, respectively; Mr. Noll $ 3,911 and $ 90, respectively; and, Mr.
         Hafner $ 2,471 and $ 21, respectively.
(3)      Includes promotion award watch valued at $15,215 and the related reimbursement for the tax gross-up of $10,355 on the award.


         The following tables set forth the number of stock options granted to each of the Named Executive Officers during fiscal 1999 and the stock option exercises and exercisable and unexercisable stock options held by the Named Executive Officers as of March 31, 1999. For purposes of table computations the current fair market value at March 31, 1999was equal to $____________ per share.

                      OPTION GRANTS IN THE LAST FISCAL YEAR




                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------  -------------------------
                            NUMBER OF      PERCENT OF                                   POTENTIAL REALIZABLE VALUE AT
                           SECURITIES    TOTAL OPTIONS                                  ASSUMED ANNUAL RATES OF
                           UNDERLYING      GRANTED TO      EXERCISE OR                  STOCK PRICE APPRECIATION
                             OPTIONS       EMPLOYEES       BASE PRICE    EXPIRATION     FOR OPTION TERM (3)
         NAME               GRANTED(#)   IN FISCAL YEAR(1)  ($/SH)(2)        DATE            5%($)        10%($)
---------------------     -------------  ----------------- ------------  -------------  ----------        ----------

Robert H Gaynor               50,000(2)                                        4/20/03
                                                                6.2188
Marc J. Zionts
William J. Noll               50,000(2)                        $6.2188         4/20/09
Marcus H. Hafner

-------------------
(1)     Based on ___________ total options granted to employees, including the
        Named Executive Officers, in fiscal 1999. Such totals includes
        ___________ previously outstanding options that were repriced in fiscal
        1999 and deemed to be new grants under applicable rules of the
        Securities and Exchange Commission (the "SEC"). See "Stock Incentive
        Committee Report on Repricing of Options." Excluding repriced options,
        ____________ total new options were granted to employees, including the
        Named Executive Officers, in fiscal 1999.
(2)     Options were repriced on August 6, 1998 at the then current market price of $6.2188.
(3)     The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciate stock price.
(4)     Option vests in five equal annual installments beginning on the first anniversary of the option grant.


     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                          NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING            VALUE OF UNEXERCISED
                                                                         UNEXERCISED               IN-THE-MONEY
                                                                       OPTIONS AT FISCAL       OPTIONS AT FISCAL YEAR
                              SHARES                                     YEAR END(#)                 END ($)
                          ACQUIRED ON           VALUE                   (EXERCISABLE/              (EXERCISABLE/
       NAME                EXERCISE #        REALIZED ($)(1)            UNEXERCISABLE)           UNEXERCISABLE)(2)
---------------------   -----------------    ---------------         -------------------------------------------------

Robert H Gaynor                  -              -
Marc J. Zionts                   -              -
J. William Nelson                -              -
William J. Noll                  -              -
Marcus H. Hafner, Sr.            -              -
-----------------------

(1) Value is calculated by subtracting the exercise price per share from the fair market value at the time of exercise and multiplying this amount by the number of shares exercised pursuant to the stock option.
(2) Value is calculated by subtracting the exercise price per share from $__________, the fair market value at March 31, 1999, and multiplying such amount by the number of shares subject to the option.

EXECUTIVE OFFICER AGREEMENTS

         In June 1998, the Company entered into Severance Agreements with each Named Executive Officer and certain other executive officers of the Company (the "Severance Agreements"). The Severance Agreements provide that in the event such officer is terminated without Cause (as defined therein) or such officer resigns for Good Reason (as defined therein), the Company shall pay to such officer severance payments equal to such officer's salary and bonus for the fiscal year in which the termination occurs, and the Severance Agreements also provide for the payment of certain amounts upon the occurrence of certain events. The executive officers entering into the Severance Agreements agreed not to compete with the Company for one year in the event that their of termination entitles them to severance payments and not to solicit any Company employees for a period of one year after a termination of such officer's employment with the Company. The Company's severance payment obligations and an officer's right to this additional bonus shall terminate upon such officer's death, resignation without Good Reason, retirement or termination for Cause.

     Pursuant to an agreement dated September 13, 1988 between the Company and Richard Riviere, the Vice President of Transaction Services of the Company and President of Conference Plus, Inc., a subsidiary of the Company ("Conference Plus"), Mr. Riviere receives an annual base salary of not less than $75,000 during his employment with the Company. This agreement also provides Mr. Riviere with a right of first refusal with respect to the Company's interest in Conference Plus in the event the Company decides to sell such interest. In addition, after his employment with the Company terminates, Mr. Riviere has agreed not to compete with the Company for a period of two years.

                   COMPENSATION AND STOCK INCENTIVE COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


         The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company. The Compensation Committee has two outside directors. The Stock Incentive Committee administers and determines the awards to be granted under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan.

OVERVIEW AND PHILOSOPHY

         The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. A leading consulting firm provides for the Compensation Committee's consideration information regarding executive compensation of companies that operate in similar industries. The Hambrecht & Quist Communications Index (see the Performance Graph) includes some of the companies which the Compensation Committee considers. The Compensation Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

         The executive compensation program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees.

BASE SALARY

         The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Compensation Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

         Annual incentive compensation is ordinarily determined by a formula which considers the financial goals and objectives of the Company.

LONG-TERM INCENTIVES

         In general, both the Compensation Committee and the Stock Incentive Committee believe that equity based compensation should form a part of an executive's total compensation package. Stock options may be granted to executives in order to directly relate a portion of the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives with the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option will be determined by factors similar to those considered in establishing base salaries. In fiscal 1999, 100,000 stock options were granted to executive officers

OTHER

         Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate.


COMPENSATION FOR CHIEF EXECUTIVE OFFICER

         The Compensation Committee and the Stock Incentive Committee apply the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation. For fiscal 1999, Robert Gaynor received options to purchase 50,000 shares of Class A Common Stock.

         The Compensation Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

         This report is submitted by the Compensation Committee of the Board of Directors.

                           Respectfully Submitted By:

                           The Compensation Committee
                             Ormand J. Wade (Chair)
                                  Paul A. Dwyer
                                 Melvin J. Simon

                          The Stock Incentive Committee
                             Ormand J. Wade (Chair)
                                Robert H. Gaynor
                                  Paul A Dwyer

            STOCK INCENTIVE COMMITTEE REPORT ON REPRICING OF OPTIONS

The Company's 1995 Incentive Stock Option Plan is utilized to attract, retain and incentivize officers and other key employees. In August, 1998, the Stock Incentive Committee concluded that, as a result of the decline in the market price of the Company's Class A Common Stock during the preceeding months, previously granted options had lost much of their incentive value. The Stock Incentive Committee viewed this as particularly problematic at a time when the Company was implementing major changes in its sales, business and recruiting models. As a result, the Stock Incentive Committee determined that it would be in the best interests of the Company and its stockholders to restore the incentive value of outstanding options. Accordingly, the Stock Incentive Committee approved a repricing, effective August 6, 1998, pursuant to which all options were cancelled and then regranted to reduce the exercise price to $6.2188 per share (which was equal to the market price of the Company's Class A Common Stock on that date). All other terms of the options remained the same. The repricing was applicable for all employees of the Company, including the Named Executive Officers.

         Set forth below in the "Ten-Year Option Repricings" table is information concerning option repricings with respect to the Named Executive Officers who participated in the repricing program, as well as information with respect to options repriced on behalf of executives in fiscal 1999.

                           Respectfully Submitted By:

                          The Stock Incentive Committee
                             Ormand J. Wade (Chair)
                                Robert H. Gaynor
                                  Paul A Dwyer


                           Ten-Year Option Repricings


                                                  Securities                                                         Length of
                                                  Underlying      Market Price                                     Original Term
                                                   Number of      of Stock at    Exercise Price                     Remaining at
                                                    Options         Time of        at Time of      New Exercise       Date of
Name                                Date           Repriced        Repricing        Repricing          Price         Repricing
----                                ----           --------        ---------        ---------          -----         ---------

Gary Seamans                           3/12/97          150,000          9.6875          22.0625           9.6875        9.61 yrs
     Former Chairman of the
     Board and  Chief
     Executive Officer

Robert H. Gaynor                        8/6/98           50,000          6.2188            12.00           6.2188       4.70 yrs.
     Chairman of the Board              8/6/98           50,000          6.2188          15.6875           6.2188       9.33 yrs.
     and Chief Executive
     Officer of Westell
     Technologies, Inc.

Robert D. Faw                          7/24/96           40,000          21.625           37.625           21.625        9.83 yrs
     Former Chief Executive            3/12/97              (1)          9.6875           21.625           9.6875        9.38 yrs
     Officer-Westell, Inc.


J. William Nelson                      7/24/96           40,000          21.625           37.625           21.625       9.83 yrs.
     President and Chief               3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     Operating Officer-Westell,         8/6/98              (2)          6.2188           9.6875           6.2188       7.96 yrs.
      Inc.                              8/6/98           50,000          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98          100,000          6.2188          13.0625           6.2188       9.40 yrs.
                                        8/6/98           60,000          6.2188          15.6875           6.2188       9.33 yrs.


Curtis L. Benton                       7/24/96           20,000          21.625           37.625           21.625       9.83 yrs.
Former Executive Vice                  3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     President

Richard P. Riviere                     7/24/96           12,000          21.625           37.625           21.625       9.83 yrs.
     Senior Vice President             3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     of Transaction Services            8/6/98              (2)          6.2188           9.6875           6.2188       7.96 yrs.
     and Chief Executive                8/6/98           12,000          6.2188          15.6875           6.2188       9.33 yrs.
     Officer-Conference
     Plus, Inc.

Stephen J. Hawrysz                     7/24/96           20,000          21.625           37.625           21.625       9.83 yrs.
     Former Vice President,            3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     Secretary, Treasurer               8/6/98              (2)          6.2188           9.6875           6.2188       7.96 yrs.
     and Chief Financial                8/6/98           30,000          6.2188          12.5625           6.2188       8.65 yrs.
     Officer                            8/6/98           40,000          6.2188          15.6875           6.2188       9.33 yrs.


David B. Corey                         7/24/96           40,000          21.625           37.625           21.625       9.83 yrs.
Former Senior Vice President           3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     Global Marketing

Marcus H. Hafner, Sr.                  7/24/96           40,000          21.625           37.625           21.625       9.83 yrs.
     Executive Vice                    3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     President Business                 8/6/98              (2)          6.2188           9.6875           6.2188       7.96 yrs.
     Development and                    8/6/98           27,500          6.2188          12.5625           6.2188       8.65 yrs.
     Corporate Strategy -               8/6/98            2,500          6.2188          12.5625           6.2188       8.65 yrs.
     Westell, Inc.                      8/6/98            5,000          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98            5,000          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98           75,000          6.2188          13.0625           6.2188       9.40 yrs.
                                        8/6/98           25,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.


Neil J. Kreitman                       7/24/96           40,000          21.625           37.625           21.625       9.83 yrs.
     Former Senior Vice                3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     President Manufacturing
     and Global Sourcing

Marc J. Zionts                         7/24/96           40,000          21.625           37.625           21.625       9.83 yrs.
     Chief Executive                   3/12/97              (1)          9.6875           21.625           9.6875       9.38 yrs.
     Officer-Westell, Inc.              8/6/98              (2)          6.2188           9.6875           6.2188       7.96 yrs.
                                        8/6/98          150,000          6.2188            10.75           6.2188       9.38 yrs.
                                        8/6/98           35,000          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98            5,000          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98            2,500          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98            2,500          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98            5,000          6.2188          12.5625           6.2188       8.65 yrs.
                                        8/6/98           30,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.




William J. Noll
        Senior Vice President of
        Product Development             8/6/98           50,000          6.2188            12.00           6.2188       9.71 yrs.
        and Chief Technology            8/6/98           25,000          6.2188          15.6875           6.2188       9.33 yrs.
        Officer                         8/6/98            7,500          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            7,500          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98            5,000          6.2188          15.6875           6.2188       9.33 yrs.
                                        8/6/98           45,000          6.2188            18.50           6.2188       8.76 yrs.



-------------------
(1)      Options were repriced on July 24, 1996 at the then current market price, and were then subsequently repriced on March 12, 1997 at the then current market price of $9.6875 per share.
(2)      Options repriced on March 12, 1997 at the then current market price, and were then subsequently repriced on August 6, 1998 at the then current market price of $6.2188 per share.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Compensation Committee is currently composed of Messrs. Wade (Chair), Dwyer and Simon, the Assistant Secretary and Assistant Treasurer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

         Since 1984, Melvin J. Simon & Associates, Ltd. has provided accounting and other financial services to the Company. Mr. Simon, a director and the Assistant Secretary and Assistant Treasurer of the Company and Co-Trustee of the Voting Trust, is the sole owner of Melvin J. Simon & Associates, Ltd. The Company paid Melvin J. Simon & Associates, Ltd. approximately $44,000, $66,000 and $40,000 in fiscal 1997, 1998 and 1999, respectively, for its services. The Company believes that these services are provided on terms no less favorable to the Company than could be obtained from unaffiliated parties.

         The Company has granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal 1999, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except that Mr. Seazholtz filed a Form 5 on June 4, 1999 reflecting a sale of Class A Common Stock that should have been reported on a Form 4 by May 10, 1998.

                                PERFORMANCE GRAPH

         The following performance graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Class A Common Stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Hambrecht & Quist Communications Index for the period commencing December 1, 1995 (the first day of trading of the Class A Common Stock on the Nasdaq National Market) and ending March 31, 1999. The stock price performance shown in the performance graph is not indicative of future stock price performance.









o        $100 Invested on 12/01/95 in Stock or Index
o        Including reinvestment of dividends.
o          Fiscal year ending March 31.

                           TOTAL RETURN - DATA SUMMARY

                                                               Cumulative Total Return
                                                         ----------------------------------------
                                                         12/1/95    3/96    3/97    3/98   3/99

Westell Technologies Inc.                   WSTL             100     285     206     196     68

NASDAQ Stock Market (U.S.)                  INAS             100     105     116     176    237

H & Q Communications                        IHQC             100      98      86     124    193


                                   ACCOUNTANTS

         Selection of independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's independent auditors for fiscal 1999 were Arthur Andersen LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.


                          PROPOSALS OF SECURITY HOLDERS

         A stockholder proposal to be included in the Company's proxy statement and presented at the 1999 Annual Meeting must be received at the Company's executive offices, 750 North Commons Drive Aurora, Illinois 60504 by no later than April 23, 2000 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

         Stockholders wishing to nominate a director or bring a proposal before the 1999 Annual Meeting (but not include the proposal in the Company's proxy statement) must cause written notice of the proposal to be received by the Secretary of the Company at the principal executive offices of the Company in Aurora, Illinois, by no later than 60 days prior to the Annual Meeting date, as well as comply with certain provisions of the Company's bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.


                              FINANCIAL INFORMATION

         The Company has furnished its financial statements to stockholders in its 1999 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 1999 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Nicholas C. Hindman, Sr., Acting Vice President, Secretary, Treasurer and Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois 60504; telephone number (630) 898-2500.

                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.



         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.



                                By Order of the Board of Directors



                                NICHOLAS C. HINDMAN,SR.
                                Acting Vice President, Secretary, Treasurer and Chief Financial Officer



Date: August 20, 1999

                                      PROXY
                           WESTELL TECHNOLOGIES, INC.


This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders, on September 15, 1998, 10:00 a.m. local time, at the Westell Corporate Headquarters, 750 N. Common Drive, Aurora, IL 60504.

The undersigned hereby appoints Robert H. Gaynor and Melvin J. Simon, and each of them, proxies with the powers the undersigned would possess if personally present, and will full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

THIS PROXY WHEN PROPERY EXECUTED WILL BE VOTED IN THE MANNTER DIRECTED BY THE UNDERSIGNED STOCHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS:

/ / FOR all nominees listed below
/ / WITHHOLD AUTHORITY to vote (except as marked to the contrary) for all listed below

NOMINEES:  ROBERT H. GAYNOR
           PAUL A. DWYER
           ROBERT C. PENNY III
           MELVIN J. SIMON
           JOHN W. SEAZHOLTZ
           ORMAND J. WADE

        ________________________________________________________________________
        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above. (Continued, and to be signed on the other side)

2. APPROVAL OF THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF $20,000,000 AGGREGATE PRINCIPLE AMOUNT OF WESTELL TECHNOLOGIES, INC.'S 6% SECURED SUBORDINATED CONVERTIBLE DEBENTURES DUE 2004 AND UPON EXERCISE OF WARRANTS TO PURCHASE 909,091 SHARES OF CLASS A COMMON STOCK AT AN EXERCISE PRICE OF $8.9208 PER SHARE.

/ / FOR
/ / AGAINST
/ / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as name or names appear on this proxy, if stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

 Date: ________________________________, 1999

_____________________________________________ Signature
_____________________________________________ Signature

VOTES MUST BE INDICATED (X) IN BLACK